Option to Purchase Mining Claims

I. Names
This contract is made by World Organic's Inc., an Oregon corporation doing business as WOI (Seller), and ADVANCED
MINERAL TECJ-INOLOGIES INC., a Wyoming corporation doing business as AMT Inc. (Purchaser).

2. Option to Purchase Mining Claims
In exchange for $1.00 and annual assessment work that Purchaser will pay to Seller as an option fee, Seller grants to Purchaser the option to purchase the property commonly known as Rabbit Ears and Rogue Mining Claims, located at Section 19,23, and 24 Township 29 SOUtJ1, Range
3 East, Williamette Meridian, Douglas County, Oregon.

The legal description of the property is as follows: That portion of Sections 19, 23 and 24 Township 29 South, Range
3 East, Williamette Meridian

If Purchaser exercises this option, Seller will transfer the property to Purchaser on the terms stated in this contract.

3. Exercise of Option
Purchaser may exercise this option by delivering to Seller, on or before January 1], 2009, a written notice of exercise of option. Purchaser may deliver the notice by sending it to Seller's office at 233 Rogue river Hwy box 1074., Grants
Pass, Oregon 97527 by certified mail or private overnight mail service, in which case the notice will be treated as delivered when placed in the possession of the U.S. Postal
Service or the private carrier.

4. Purchase Price
If Purchaser exercises the option, the purchase price is $3,000,000. The option fee will not be applied toward the purchase price. The purchase price will be paid at closing in cash or by cashier's check or company stock providing that company is a public trading company.

5. Access to Property
Upon reasonable notice to Seller, Purchaser and others chosen by Purchaser may enter the property at reasonable times to perform a contractor's inspection, an architect's inspection, an environmental inspection and a boundary line survey, as desired by Purchaser. Such inspections will be at Purchaser's expense.

6. Closing and Possession
If Purchaser exercises the option in accordance with the terms of this Agreement, the purchase will be closed on January 1, 2009. Possession of the property will be given to Purchaser at closing.

7. Transfer of Title
Seller will transfer marketable title to the property to Purchaser by a quitclaim deed.

Seller will deliver these documents to Purchaser on or before January 1, 2009.

8. Default
If Purchaser defaults after giving Seller notice of Purchaser's intention to exercise the option to purchase, Seller may (1) pursue legal remedies or (2) cancel this contract and claim the option fee as liquidated damages.

If Seller defaults, Purchaser may (1) enforce this contract, (2) demand a refund of the option fee in termination of this contract or (3) pursue legal remedies.

9. Disputes
If a dispute arises, either party may take the matter to court.

10. Entire Agreement
This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

11. Successors and Assignees
This contract binds and benefits the heirs, successors and assignees of the parties.

12. Notices
All notices must be in writing. Except as provided in Paragraph 3, notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:
  . in person
  . by certified mail, or
  . by overnight courier.

13. Governing Law
This contract will be governed by and construed in accordance with the laws of the state of Oregon.

14. Counterparts
This contract may be signed by the parties in different counterparts and the signature pages combined will create a document binding on all parties.

15. Modification
This contract may be modified only by a written agreement signed by all the parties.

16.  Waiver
If one party waives any term or provision of this contract at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this contract, that party retains the right to enforce that term or provision at a later time.

17.  Severability

If any court determines that any provision of this contract is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this contract invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

SELLER

WORLD ORGANIC?s INC.
an Oregon corporation doing business as WOI
233 Rogue River Hwy, Box 1074
Grants Pass, Oregon 97527

Dated:  4/12/2006

By:/s/Lee Meyer
-----------------------------------------
Lee Meyer
President

PURCHASER
ADVANCED M1NERAL TECHNOLOGIES INC.,
a Wyoming corporation doing business as AMT Inc.
1107 W. 6th St.
Cheyenne, Wyoming 82001

By: /s/Doug Hamilton
------------------------------------------
Doug Hamilton, President